                                                                    EXHIBIT 10.2





                                   TVIA, INC.

                              AMENDED AND RESTATED

                            2000 STOCK INCENTIVE PLAN



                          (Amended as of April 3, 2001)

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
SECTION 1.     ESTABLISHMENT AND PURPOSE.....................................................5

SECTION 2.     DEFINITIONS...................................................................5
   (a)  "Affiliate"..........................................................................5
   (b)  "Award"..............................................................................5
   (c)  "Board of Directors".................................................................5
   (d)  "Change in Control"..................................................................5
   (e)  "Code"...............................................................................6
   (f)  "Committee"..........................................................................6
   (g)  "Company"............................................................................6
   (h)  "Consultant".........................................................................6
   (i)  "Employee"...........................................................................7
   (j)  "Exchange Act".......................................................................7
   (k)  "Exercise Price".....................................................................7
   (l)  "Fair Market Value"..................................................................7
   (m)  "ISO"................................................................................7
   (n)  "Nonstatutory Option" or "NSO".......................................................7
   (o)  "Offeree"............................................................................7
   (p)  "Option".............................................................................7
   (q)  "Optionee"...........................................................................8
   (r)  "Outside Director"...................................................................8
   (s)  "Parent".............................................................................8
   (t)  "Participant"........................................................................8
   (u)  "Plan"...............................................................................8
   (v)  "Purchase Price".....................................................................8
   (w)  "Restricted Share"...................................................................8
   (x)  "Restricted Share Agreement".........................................................8
   (y)  "SAR"................................................................................8
   (z)  "SAR Agreement"......................................................................8
   (aa) "Service"............................................................................8
   (bb) "Share"..............................................................................8
   (cc) "Stock"..............................................................................8
   (dd) "Stock Option Agreement".............................................................8
   (ee) "Stock Purchase Agreement"...........................................................8
   (ff) "Stock Unit".........................................................................8
   (gg) "Stock Unit Agreement"...............................................................9
   (hh) "Subsidiary".........................................................................9
   (ii) "Total and Permanent Disability".....................................................9

SECTION 3.     ADMINISTRATION................................................................9
   (a)  Committee Composition................................................................9
   (b)  Committee Procedures.................................................................9

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
   (c)  Committee Responsibilities...........................................................9

SECTION 4.     ELIGIBILITY..................................................................11
   (a)  General Rule........................................................................11
   (b)  Outside Directors...................................................................11
   (c)  Limitation On Grants................................................................13
   (d)  Ten-Percent Stockholders............................................................13
   (e)  Attribution Rules...................................................................13
   (f)  Outstanding Stock...................................................................13

SECTION 5.     STOCK SUBJECT TO PLAN........................................................13
   (a)  Basic Limitation....................................................................13
   (b)  Annual Increase in Shares...........................................................13
   (c)  Additional Shares...................................................................14
   (d)  Dividend Equivalents................................................................14

SECTION 6.     RESTRICTED SHARES............................................................14
   (a)  Restricted Stock Agreement..........................................................14
   (b)  Payment for Awards..................................................................14
   (c)  Vesting.............................................................................14
   (d)  Voting and Dividend Rights..........................................................14

SECTION 7.     OTHER TERMS AND CONDITIONS OF AWARDS OR SALES................................15
   (a)  Duration of Offers and Nontransferability of Rights.................................15
   (b)  Purchase Price......................................................................15
   (c)  Withholding Taxes...................................................................15
   (d)  Restrictions on Transfer of Shares..................................................15

SECTION 8.     TERMS AND CONDITIONS OF OPTIONS..............................................15
   (a)  Stock Option Agreement..............................................................15
   (b)  Number of Shares....................................................................15
   (c)  Exercise Price......................................................................16
   (d)  Withholding Taxes...................................................................16
   (e)  Exercisability and Term.............................................................16
   (f)  Nontransferability..................................................................16
   (g)  Exercise of Options Upon Termination of Service.....................................16
   (h)  Effect of Change in Control.........................................................16
   (i)  Leaves of Absence...................................................................17
   (j)  No Rights as a Stockholder..........................................................17
   (k)  Modification, Extension and Renewal of Options......................................17
   (l)  Restrictions on Transfer of Shares..................................................17
   (m)  Buyout Provisions...................................................................17

SECTION 9.     PAYMENT FOR SHARES...........................................................18
   (a)  General Rule........................................................................18
   (b)  Surrender of Stock..................................................................18
   (c)  Services Rendered...................................................................18

   (d)  Cashless Exercise...................................................................18
   (e)  Exercise/Pledge.....................................................................18
   (f)  Promissory Note.....................................................................18
   (g)  Other Forms of Payment..............................................................18

SECTION 10.    STOCK APPRECIATION RIGHTS....................................................18
   (a)  SAR Agreement.......................................................................18
   (b)  Number of Shares....................................................................19
   (c)  Exercise Price......................................................................19
   (d)  Exercisability and Term.............................................................19
   (e)  Effect of Change in Control.........................................................19
   (f)  Exercise of SARs....................................................................19
   (g)  Special Holding Period..............................................................19
   (h)  Special Exercise Window.............................................................20
   (i)  Modification or Assumption of SARs..................................................20

SECTION 11.    STOCK UNITS..................................................................20
   (a)  Stock Unit Agreement................................................................20
   (b)  Payment for Awards..................................................................20
   (c)  Vesting Conditions..................................................................20
   (d)  Voting and Dividend Rights..........................................................20
   (e)  Form and Time of Settlement of Stock Units..........................................21
   (f)  Death of Recipient..................................................................21
   (g)  Creditors' Rights...................................................................21

SECTION 12.    ADJUSTMENT OF SHARES.........................................................21
   (a)  Adjustments.........................................................................21
   (b)  Dissolution or Liquidation..........................................................22
   (c)  Reorganizations.....................................................................22
   (d)  Reservation of Rights...............................................................22

SECTION 13.    DEFERRAL OF AWARDS...........................................................22

SECTION 14.    AWARDS UNDER OTHER PLANS.....................................................23

SECTION 15     PAYMENT OF DIRECTOR'S FEES IN SECURITIES.....................................23
   (a)  Effective Date......................................................................23
   (b)  Elections to Receive NSOs, Restricted Shares or Stock Units.........................23
   (c)  Number and Terms of NSOs, Restricted Shares or Stock Units..........................23

SECTION 16.    LEGAL AND REGULATORY REQUIREMENTS............................................24

SECTION 17.    WITHHOLDING TAXES............................................................24
   (a)  General.............................................................................24
   (b)  Share Withholding...................................................................24

SECTION 18.    LIMITATION ON PARACHUTE PAYMENTS.............................................24
   (a)  Scope of Limitation.................................................................24

   (b)  Basic Rule..........................................................................24
   (c)  Reduction of Payments...............................................................24
   (d)  Overpayments and Underpayments......................................................25
   (e)  Related Corporations................................................................25

SECTION 19.    NO EMPLOYMENT RIGHTS.........................................................25

SECTION 20.    DURATION AND AMENDMENTS......................................................26
   (a)  Term of the Plan....................................................................26
   (b)  Right to Amend or Terminate the Plan................................................26
   (c)  Effect of Amendment or Termination..................................................26

SECTION 21.    EXECUTION....................................................................26

                                   TVIA, INC.

                              AMENDED AND RESTATED

                            2000 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

        The Plan was adopted by the Board of Directors effective March 20, 2000 and most recently amended on July 11, 2000. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

        (a) "Affiliate" shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

        (b) "Award" shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

        (c) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

        (d) "Change in Control" shall mean the occurrence of any of the following events:

               (i) A change in the composition of the Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either:

                      (A) Had been directors of the Company on the "look-back
               date" (as defined below) (the "original directors"); or

                      (B) Were elected, or nominated for election, to the Board
               of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the "continuing directors"); or

               (ii) Any "person" (as defined below) who by the acquisition or aggregation of securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company;

               (iii) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of
        (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

               (iv) The sale, transfer or other disposition of all or substantially all of the Company's assets.

        For purposes of subsection (d)(i) above, the term "look-back" date shall mean the later of (1) March 20, 2000 or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

        For purposes of subsections (d)(ii) above, the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and
(2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

        Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f) "Committee" shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

        (g) "Company" shall mean Tvia, Inc., a Delaware corporation.

        (h) "Consultant" shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

        (i) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

        (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (k) "Exercise Price" shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        (l) "Fair Market Value" with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

               (i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

               (ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

               (iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

               (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

        (m) "ISO" shall mean an employee incentive stock option described in
Section 422 of the Code.

        (n) "Nonstatutory Option" or "NSO" shall mean an employee stock option that is not an ISO.

        (o) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

        (p) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (q) "Optionee" shall mean an individual or estate who holds an Option or SAR.

        (r) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in the second sentence of Section 4(a).

        (s) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

        (t) "Participant" shall mean an individual or estate who holds an Award.

        (u) "Plan" shall mean this 2000 Stock Incentive Plan of Tvia, Inc., as amended from time to time.

        (v) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

        (w) "Restricted Share" shall mean a Share awarded under the Plan.

        (x) "Restricted Share Agreement " shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

        (y) "SAR" shall mean a stock appreciation right granted under the Plan.

        (z) "SAR Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        (aa) "Service" shall mean service as an Employee, Consultant or Outside Director.

        (bb) "Share" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

        (cc) "Stock" shall mean the Common Stock of the Company.

        (dd) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

        (ee) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

        (ff) "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

        (gg) "Stock Unit Agreement" shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        (hh) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (ii) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

        (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy

               (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

               (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

        (b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.

        (c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

        (d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

               (i) To interpret the Plan and to apply its provisions;

               (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

               (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

               (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

               (v) To select the Offerees and Optionees;

               (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

               (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

               (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

               (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

               (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

               (xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee's or Offeree's divorce or dissolution of marriage;

               (xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

               (xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

               (xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

        (a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs, and grants to Outside Directors shall comply with the provisions of Section 4(b).

        (b) Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

               (i) Outside Directors shall only be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options and SARs.

               (ii) Each Outside Director who first joins the Board of Directors after the date of adoption of the Plan shall receive a Nonstatutory Option to purchase 25,000 Shares (subject to adjustment under Section
        12) on the first business day after his or her election to the Board of Directors.

               (iii) On the first business day following the conclusion of each regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors, commencing with the annual meeting occurring after the adoption of the Plan, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 10,000 Shares, subject to adjustment under Section 12. Each Outside Director who is not elected at a regular annual meeting of the Company's stockholders shall receive an Option to purchase a pro rata portion of 10,000 Shares within ten business days of his or her election or appointment based on the number of full months remaining from date of election or appointment until the next regular annual meeting of the Company's stockholders divided by 12. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.

               (iv) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 9(a), (b) and (d).

               (v) Each Option granted under Section 4(b)(ii) shall vest ratably over 24 months. Except as set forth in the next succeeding sentence, each Option granted under Section 4(b)(iii) shall become exercisable in full on the first anniversary of the grant date. Each Option granted to Outside Directors who were not initially elected at a regular annual meeting of the Company's stockholders shall become exercisable in full at the next regular annual meeting of the Company's stockholders following the date of grant. Notwithstanding the foregoing, each Option that has been outstanding for not less than six months shall become exercisable in full in the event that a Change in Control occurs with respect to the Company.

               (vi) Subject to Sections 4(b)(vii) and (viii), all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the tenth anniversary of the date of grant of such Options.

               (vii) If an Optionee's Service terminates for any reason other than death, then his or her Options shall expire on the earliest of the following occasions:

                      (A) The expiration date determined pursuant to Section
               4(b)(vi) above;

                      (B) The date 24 months after the termination of the
               Optionee's Service, if the termination occurs because of his or her Total and Permanent Disability; or

                      (C) The date six months after the termination of the
               Optionee's Service for any reason other than Total and Permanent Disability.

        The Optionee may exercise all or part of his or her Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before his or her Service terminated. The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Options, all or part of such Options may be exercised at any time prior to their expiration by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan, but only to the extent that such Options had become exercisable before his or her Service terminated.

               (viii) If an Optionee dies while he or she is in Service, then his or her Options shall expire on the earlier of the following dates:

                      (A) The expiration date determined pursuant to Section
               4(b)(vi) above; or

                      (B) The date 24 months after his or her death.

        All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan.

               (ix) Except as otherwise provided by the Committee, no Option shall be transferable by the Optionee other than by will, by written beneficiary designation or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (c) Limitation On Grants. No Employee or Consultant shall be granted Options to purchase more than 333,333 Shares in any fiscal year of the Company, except that Options granted to a new Employee or Consultant in the fiscal year of the Company in which his or her Service first commences shall not cover more than 416,666 Shares (in each case subject to adjustment in accordance with Section 12). (d) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(6) of the Code.

        (e) Attribution Rules. For purposes of Section 4(d) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

        (f) Outstanding Stock. For purposes of Section 4(d) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

        (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 2,333,333 Shares, plus the additional Shares described in Sections (b) and (c), and any Shares available for future awards under the Tvia, Inc. Amended and Restated 1999 Stock Incentive Plan (the "Prior Plan") as of the effective date of this Plan and any Shares that are represented by awards granted under the Prior Plan which are forfeited, expire or are canceled without delivery of Shares or which result in the forfeiture of Shares back to the Company, but in no event more than 10,000,000 Shares. The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12.

        (b) Annual Increase in Shares. As of January 1 of each year, commencing with the year 2001, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (i) 730,000 shares, (ii) 3% of the fully diluted outstanding shares of Stock of the Company on such date or (iii) a lesser amount determined by the Board. The aggregate number of Shares that may be issued under the Plan shall at all times be subject to adjustment pursuant to
Section 12. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

        (c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Shares are forfeited.

        (d) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES

        (a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        (b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

        (c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

        (d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders.

A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

        (a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree 30 days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

        (b) Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in one of the forms described in Section 6(b).

        (c) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

        (d) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

        (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9(b).

        (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 333,333 Shares, except that Options granted to a new Employee or Consultant in the fiscal year of the Company in which his or her Service first commences shall not pertain to more than 416,666 Shares.

        (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(d) and the Exercise Price of an NSO shall not be less than the par value of the Shares subject to such NSO. Subject to the foregoing in this
Section 8(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 9.

        (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(d)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

        (f) Nontransferability. Except as otherwise provided by the Committee, during an Optionee's lifetime, his or her Option(s) shall be exercisable only by the Optionee and shall not be transferable. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

        (g) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

        (h) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

               (i) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

               (ii) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that either the Company's independent accountants or such other party's independent accountants determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        (i) Leaves of Absence. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

        (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

        (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

        (m) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 9. PAYMENT FOR SHARES.

        (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Sections 9(b) through 9(g) below.

        (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative for more than 12 months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        (c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

        (d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

        (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

        (f) Promissory Note. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

        (g) Other Forms of Payment. To the extent that a Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 10. STOCK APPRECIATION RIGHTS.

        (a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        (b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 333,333 Shares, except that SARs granted to a new Employee or Consultant in the fiscal year of the Company in which his or her Service first commences shall not pertain to more than 416,666 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12.

        (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        (e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that either the Company's independent accountants or such other party's independent accountants determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        (f) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

        (g) Special Holding Period. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR shall not be exercised for cash unless both it and the related Option have been outstanding for more than six months.

        (h) Special Exercise Window. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR may only be exercised for cash during a period which (a) begins on the third business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (b) ends on the second business day following such date. This
Section 10(h) shall not apply if the exercise occurs automatically on the date when the related Option expires, and the Committee may determine that it shall not apply to limited SARs that are exercisable only in the event of a Change in Control.

        (i) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, may alter or impair his or her rights or obligations under such SAR.

SECTION 11. STOCK UNITS.

        (a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        (b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        (c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that either the Company's independent accountants or such other party's independent accountants determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        (d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

        (e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

        (f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        (g) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 12. ADJUSTMENT OF SHARES.

        (a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

               (i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

               (ii) The limitations set forth in Sections 4(c), 8(b) and 10(b);

               (iii) The number of NSOs to be granted to Outside Directors under
        Section 4(b);

               (iv) The number of Shares covered by each outstanding Option and SAR;

               (v) The Exercise Price under each outstanding Option and SAR; or

               (vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        (b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

        (c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

               (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

               (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

               (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

               (iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

               (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

        (d) Reservation of Rights. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS.

        The Committee (in its sole discretion) may permit or require a Participant to:

        a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

        b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

        c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under
Section 5.

SECTION 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

        (a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

        (b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

        (c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17. WITHHOLDING TAXES.

        (a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

        (b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 18. LIMITATION ON PARACHUTE PAYMENTS.

        (a) Scope of Limitation. This Section 18 shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this
Section 18. If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

        (b) Basic Rule. In the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

        (c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

        (d) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

        (e) Related Corporations. For purposes of this Section 18, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 19. NO EMPLOYMENT RIGHTS.

        No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

SECTION 20. DURATION AND AMENDMENTS.

        (a) Term of the Plan. The amended and restated Plan, as set forth herein, shall terminate automatically on March 20, 2010 and may be terminated on any earlier date pursuant to Subsection (b) below.

        (b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

        (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 21. EXECUTION.

        To record the adoption of the amended and restated Plan by the Board of Directors effective as of April 3, 2001, the Company has caused its authorized officer to execute the same.

                                        TVIA, INC.


                                        By      /s/ Michael Hoberg
                                           ------------------------------
                                                    Michael Hoberg
                                                       Secretary

                                   TVIA, INC.

                            2000 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

                       (INCLUDES EXERCISE BEFORE VESTING)

Tvia, Inc., a Delaware corporation (the "Company"), hereby grants an Option to purchase its Common Stock to the Optionee named below. The terms and conditions of the Option are set forth in this Stock Option Agreement and in the Company's 2000 Stock Incentive Plan (the "Plan").

        1. GRANT INFORMATION

Date of Grant:                      ____________________,20______

Name of Optionee:                   _________________________________________

Optionee's Social Security Number:  _______-_____-______

Type of Option:                     ___Incentive ("ISO")

                                    ___Nonstatutory ("NSO")

Number of Shares of Common Stock Covered by the Option:_________________

Exercise Price Per Share:           $_________________

Vesting Start Date:                 _________________ 20_________

Vesting Schedule: Subject to attached Terms and Conditions, the Option shall vest as to 12/48ths of the shares of Common Stock on the first anniversary of the Vesting Start Date and 1/48th of the shares of Common Stock each full month thereafter.

BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS STOCK OPTION AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS, NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT AND THE PLAN.

Optionee:  __________________________________________________________________
                                      (Signature)
Company:   __________________________________________________________________
                                      (Title)
Title:     __________________________________________________________________

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                  STOCK OPTION AGREEMENT - TERMS AND CONDITIONS

                            2000 STOCK INCENTIVE PLAN

                                   TVIA, INC.

                       (INCLUDES EARLY EXERCISE PROVISION)

II. TERMS AND CONDITIONS

        1. VESTING. Your Option vests during your Service on the dates specified in the first page of this Stock Option Agreement. Vesting will cease if your Service terminates for any reason.

        2. SERVICE; LEAVES OF ABSENCE. Your Service shall cease when you cease to be actively employed by, or a consultant or advisor to, the Company (or any subsidiary) as determined in the sole discretion of the Board. For purposes of your Option, your service does not terminate when you go on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether your Option is entitled to ISO status, your Service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work. The Company determines which leaves count toward Service, and when your service terminates for all purposes under the Plan.

        3. TERM OF OPTION. Your Option expires on the day before the 10th anniversary of the Date of Grant (fifth anniversary for a 10% owner), and will expire earlier if your Service terminates as follows:

               (a) REGULAR TERMINATION. If your Service terminates for any reason except death or Disability, then your Option will expire at the close of business at Company headquarters on the date three (3) months after your termination date. During that three-month period, you may exercise that portion of your Option that was vested on the date that your Service terminated.

               (b) CAUSE. If your Service terminates for Cause, your Option will expire immediately.

        For purposes of this Section, "Cause" means (i) continued failure to perform substantially his or her duties, which standard of duties shall be referenced to the standards set by the Company at the date of this Agreement (other than as a result of sickness, accident or similar cause beyond your reasonable control) after receipt of a written warning and given thirty (30) days to improve, (ii) willful and material misconduct, which is demonstrably and materially injurious to the Company or any of its subsidiaries, including willful and material failure to perform your duties as an officer or employee of the Company or any of its subsidiaries or a material breach of this Agreement,
(iii) conviction of or plea of nolo contendere to a felony; (iv) conviction of an act of fraud against, or the misappropriation of property belonging to the Company or any of its subsidiaries, or any employee, customer, or supplier of the Company or any of its subsidiaries.

        (c) DEATH. If you die while in Service, then your Option will expire at the close of business at Company headquarters on the date six (6) months after the date of death. During that six-month period, your estate or heirs may exercise that portion of your Option that was vested on the date of death.

        (d) DISABILITY. If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date six (6) months after your termination date. (However, if your Disability is not expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will be eligible for ISO tax treatment only if it is exercised within three (3) months following the termination of your Service.) During that six-month period, you may exercise that portion of your Option that was vested on the date of your Disability.

        "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

4. EXERCISE OF OPTION

        (a) LEGAL RESTRICTIONS. By signing this Agreement, you agree not to exercise this Option or sell any Common Stock acquired upon exercise of this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. In particular, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

        If the sale of Common Stock under the Plan is not registered under the Securities Act of 1933, as amended (the "securities Act"), but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Common Stock being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

        (b) METHOD OF EXERCISE. To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement, attached hereto as Exhibit A. You must submit this form, together with full payment, at the address given on the form. Your exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

        (c) FORM OF PAYMENT. When you submit Exhibit A, you must include payment of the aggregate Exercise Price for the Common Stock you are purchasing. Payment may be made in one (or a combination) of the following forms.

        -   Your personal check, a cashier's check or a money order.

        - Shares of Common Stock, which you have owned for six months and which are surrendered to the Company. The value of such Common Stock, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

        - To the extent that a public market for Common Stock exists as determined by the Company, by delivery (on a form approved by the Company) of an irrevocable direction to a securities broker to sell Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

        -   Any other form of legal consideration approved by the Board.

        (d) WITHHOLDING TAXES. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Common Stock acquired upon exercise of your Option.

5. EXERCISE OF OPTION BEFORE VESTING ("EARLY EXERCISE"). You may exercise your Option before it is fully vested, and the vesting provisions set forth herein will apply to the Common Stock you acquire by exercising your Option. If you exercise this Option before vesting, you should consider making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "83(b) Election"), a form of which is attached as Exhibit E. Please see the Tax Summary attached as Exhibit F. The 83(b) Election must be filed within thirty (30) days after the date you exercise all or any portion of your Option in which you are not vested.

6. RESALE RESTRICTIONS/MARKET STANDOFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, nor shall you sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any Option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering. By signing this Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable standoff period.

        7. RIGHT OF FIRST REFUSAL. If you propose to sell, pledge or otherwise transfer to a third party any Common Stock acquired under this Stock Option Agreement, or any interest in such Common Stock, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Common Stock. If you desire to transfer Common Stock acquired under this Stock Option Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock. The Company shall have the right to purchase all, and not less than all, of the Common Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

        If the Company fails to exercise its Right of First Refusal before or within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Common Stock subject to the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Common Stock on the terms set forth in the Transfer Notice within sixty (60) days after the date when the company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that if the Transfer Notice provided that payment for the Common Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the Option of paying for the Common Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

        The Company's Right of First Refusal shall inure to the benefit of its successors and assigns, shall be freely assignable in whole or in part and shall be binding upon any transferee of the Common Stock.

        The Company's Right of First Refusal shall terminate if the Company's Common Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.

        8. TRANSFER OF OPTION. Prior to your death, only you may exercise your Option. You cannot transfer or assign your Option. For instance, you may not sell your Option or use it as security for a loan. If you attempt to do any of these things, your Option will immediately become invalid. You may, however, dispose of your Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

        9. NO RETENTION RIGHTS. Your Option does not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

        10, STOCKHOLDER RIGHTS. You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Common Stock has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

        11. ADJUSTMENTS TO COMMON STOCK. In the event of a stock split, dividend or similar change in the Company's Common Stock, the number of shares covered by your Option and the exercise price per share may be adjusted pursuant to the plan.Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

        12. LEGENDS. All certificates representing the Common Stock issued upon exercise of your Option shall, where applicable, have endorsed thereon the following legends:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND RIGHTS OF REPURCHASE. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE

        OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED."

        13. APPLICABLE LAW. This Agreement will be interpreted and enforced under the laws of the State of California.

        14. INCORPORATION OF PLAN BY REFERENCE. The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

        This Agreement and the Plan constitute the entire understanding between you and the Company regarding your Option. Any prior agreements, commitments or negotiations concerning your Option are superseded.

        BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT YOU HAVE READ SECTION 11, "PURCHASER'S INVESTMENT REPRESENTATIONS"OF EXHIBIT A AND THAT YOU CAN AND HEREBY DO MAKE THE SAME REPRESENTATIONS WITH RESPECT TO THE GRANT OF THIS OPTION.

[TVIA, INC. LOGO]


                         TVIA, INC. AMENDED AND RESTATED
                            2000 STOCK INCENTIVE PLAN

                  NOTICE OF EXERCISE OF STOCK OPTION (REGULAR)

OPTIONEE INFORMATION:

Name: ____________________________    Social Security Number:  ____-____-_______

Address: _________________________    Phone Number (Work):   ___________________

         _________________________    Phone Number (Home):  ____________________

         _________________________


OPTION INFORMATION:

Date of Grant: ________________,  200___  Type of Option:  [ ] Non-statutory  or
                                                           [ ] Incentive

Total number of shares of Common Stock of Tvia, Inc. (the "Company") covered by option: _____________ shares

Exercise Price per Share: $ ______________


EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which option is being exercised now: ________________. (These shares are referred to below as the "Purchased Shares".)

Total Exercise Price for the Purchased Shares: $ ______________.


Form of payment enclosed [CHECK ALL THAT APPLY]:

[ ]    Check for $ ______________, made payable to Tvia, Inc.

[ ] Attestation Form covering ______________ shares of the Common Stock of the Company. (These shares will be valued as of the date when this notice is received by the Company.)

[ ] Certificate(s) for _______________ shares of the Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when this notice is received by the Company.)

                    NOTICE OF STOCK OPTION EXERCISE (REGULAR)


Name(s) on which the purchased shares should be registered [YOU MUST CHECK ONE]:

[ ]   In my name only

[ ]   In the names of my spouse and myself as community property

[ ] In the names of my spouse and myself as joint tenants with the right of survivorship


My spouse's name (if applicable): _______________________________

The certificate for the purchased shares should be sent to the following address:

        ___________________________________

        ___________________________________

        ___________________________________

ACKNOWLEDGMENTS:

        1. I understand that all sales of purchased shares are subject to compliance with Tvia, Inc. policy on securities trades.

        2. In the case of a non-statutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the stock on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a non-statutory option.

        3. I hereby acknowledge that I received and read a copy of the prospectus describing Tvia, Inc. 2000 Stock Incentive Plan and the tax consequences of an exercise.


________________________________               _________________________
Signature                                      Date


                                       2